EXHIBIT 11

                                   EXHIBIT 11


              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE



                                                   Three Months Ended         Nine Months Ended
                                                      December 31,               December 31,
                                                 ----------------------      ---------------------
                                                  1996           1997          1996         1997
                                                 -------       --------      --------     --------
Computation Basic Earnings Per Share:

Weighted average common shares outstanding:
      Average shares issued                      515,125        515,125      515,125      515,125
      Less: average unallocated ESOP shares      (35,029)       (30,908)     (35,029)     (30,908)
      Less: Unearned MSBP shares                 (11,765)        (9,368)     (12,558)      (9,777)
      Less: Average Treasury shares              (59,450)       (97,668)     (50,300)     (93,213)
                                               ---------      ---------    ---------    ---------
Weighted average shares outstanding              408,881        377,181      417,238      381,227
                                               =========      =========    =========    =========

Computation Diluted Earnings Per Share:

Weighted average shares
   outstanding (per above basic EPS)             408,881        377,181      417,238      381,227
      Plus: Dilutive effect of MSBP shares           768          1,577          507        1,509
      Plus: Dilutive effect of Stock options       4,523         11,092        2,988       10,205
                                               ---------      ---------    ---------    ---------
Diluted weighted average shares outstanding      414,172        389,850      420,733      392,941
                                               =========      =========    =========    =========

Net earnings                                   $ 138,682      $ 124,044    $ 240,546    $ 383,901
                                               =========      =========    =========    =========

Earnings per share:
Basic                                          $     .34      $     .33    $     .58    $    1.01
                                               =========      =========    =========    =========

Diluted                                        $     .33      $     .32    $     .57    $     .98
                                               =========      =========    =========    =========